As filed with the Securities and Exchange Commission on January 12, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPENTABLE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3374049
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

799 Market Street, 4th Floor

San Francisco, California 94103

(Address of Principal Executive Offices including Zip Code)

OpenTable, Inc. 2009 Equity Incentive Award Plan

(Full Title of the Plan)

Copy To:
Jeffrey D. Jordan Chief Executive Officer OpenTable, Inc. 799 Market Street, 4th Floor San Francisco, CA 94103 (415) 344-4200	Patrick A. Pohlen, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 Par Value	673,274	(2)	$25.00	(3)	$16,831,850	$1,201

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the OpenTable, Inc. 2009 Equity Incentive Award Plan (the “2009 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)   Represents 673,274 additional shares of common stock reserved for future issuance under the 2009 Plan.

(3)   This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $25.00, which is the average of the high and low prices for the Registrant’s common stock as reported on The Nasdaq Global Market on January 6, 2010.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, OpenTable, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.   Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with them, which means that the we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

(a)   The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on September 23, 2009, relating to the registration statement on Form S-1, as amended (Registration No. 333-161568), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)   The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, filed with the Commission on August 11, 2009 and November 6, 2009, respectively, including all material incorporated by reference therein;

(c)   The Registrant’s Current Reports on Form 8-K filed on June 24, 2009, September 15, 2009 and September 23, 2009 including all material incorporated by reference therein; and

(d)   The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-34357), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 14, 2009, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

Not Applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•                  any breach of the director’s duty of loyalty to us or to our stockholders;

•                  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•                  any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors, officers and some employees. These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.

We also maintain directors’ and officers’ liability insurance.

Item 7.   Exemption from Registration Claimed.

Not Applicable.

Item 8.   Exhibits.

EXHIBIT

4.1

Amended and Restated Certificate of Incorporation of OpenTable, Inc. (incorporated by reference from Exhibit 3.3 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.2

Amended and Restated Bylaws of OpenTable, Inc. (incorporated by reference from Exhibit 3.5 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.3

Form of OpenTable, Inc.’s Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.4

OpenTable, Inc. 2009 Equity Incentive Award Plan (incorporated by reference from Exhibit 10.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

5.1	Opinion and Consent of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

Item 9.   Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 12th day of January, 2010.

OPENTABLE, INC.

By:	/s/ Jeffrey D. Jordan
Jeffrey D. Jordan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jeffrey Jordan and Matthew J. Roberts, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey D. Jordan	Chief Executive Officer and Director	January 12, 2010
Jeffrey D. Jordan	(Principal Executive Officer)

/s/ Matthew J. Roberts	Chief Financial Officer	January 12, 2010
Matthew J. Roberts	(Principal Financial and Accounting Officer)

/s/ A. George “Skip” Battle	Director	January 12, 2010
A. George “Skip” Battle

/s/ Adam R. Dell	Director	January 12, 2010
Adam R. Dell

/s/ J. William Gurley	Director	January 12, 2010
J. William Gurley

/s/ Thomas H. Layton	Director	January 12, 2010
Thomas H. Layton

/s/ Danny Meyer	Director	January 12, 2010
Danny Meyer

/s/ Michelle Peluso	Director	January 12, 2010
Michelle Peluso

/s/ Paul Pressler	Director	January 12, 2010
Paul Pressler

INDEX TO EXHIBITS

EXHIBIT
4.1

Amended and Restated Certificate of Incorporation of OpenTable, Inc. (incorporated by reference from Exhibit 3.3 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.2

Amended and Restated Bylaws of OpenTable, Inc. (incorporated by reference from Exhibit 3.5 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.3

Form of OpenTable, Inc.’s Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.4

OpenTable, Inc. 2009 Equity Incentive Award Plan (incorporated by reference from Exhibit 10.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

5.1	Opinion and Consent of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)